Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals, Inc. Reports First Quarter 2018 Results

— Eagle requested final FDA approval of its tentatively approved bendamustine hydrochloride 500ml; launch to be scheduled upon approval —

WOODCLIFF LAKE, N.J.— May 10, 2018—Eagle Pharmaceuticals, Inc. (“Eagle” or “the Company”) (Nasdaq: EGRX) today announced its financial results for the three months ended March 31, 2018. Highlights of and subsequent to the first quarter of 2018 include:

Business and Recent Highlights:

•                 Eagle requested final U.S. Food and Drug Administration (FDA) approval for its tentatively approved ready-to-dilute bendamustine hydrochloride 500ml solution; launch to be scheduled upon approval;

•                 RYANODEX® for EHS clinical trial planned for August 17 — 23, 2018 during the Hajj pilgrimage;

•                 Eagle’s vasopressin injection 1ml abbreviated new drug application (ANDA) accepted for filing by the FDA in April 2018; Eagle believes it is first-to-file;

•                 Eagle continued to advance RYANODEX in the treatment of nerve agent exposure; Eagle expects to meet again shortly with officials from the U.S. Military to formalize the clinical and regulatory plans;

•                 Oral arguments in the litigation to resolve Eagle’s orphan drug exclusivity for BENDEKA® were held in Washington D.C. on May 4, 2018;

•                 United States Patent and Trademark Office issued a third patent (9,925,263) in the Eagle Biologics family of patents in March 2018; and

•                 Eagle completed enrollment in the fulvestrant clinical study in February 2018 with study results anticipated in the fall of 2018.

Financial Highlights:

First Quarter 2018

•                  Total revenue for the first quarter of 2018 was $46.6 million, compared to $76.8 million in the first quarter of 2017 (which included $25.0 million in license and other income);

•                  Q1 2018 income before income tax provision was $1.7 million compared to $32.7 million in Q1 2017;

•                  Q1 2018 net income was $2.6 million, or $0.18 per basic and $0.17 per diluted share, compared to net income of $22.9 million, or $1.50 per basic and $1.42 per diluted share in Q1 2017;

•                  Q1 2018 Adjusted Non-GAAP net income was $8.2 million, or $0.55 per basic and $0.53 per diluted share, compared to Adjusted Non-GAAP net income of $26.5 million, or $1.74 per basic and $1.64 per diluted share in Q1 2017;

•                  During Q1 2018, Eagle purchased an additional $7 million of Eagle common stock as part of its share buyback program; since August 2016, Eagle has repurchased $88 million of Eagle common stock;

•                  Settled $48 million in potential Arsia milestone obligations in exchange for $15 million in cash; and

•                  Cash and cash equivalents were $95.7 million, accounts receivable was $53.4 million, and debt was $48.8 million as of March 31, 2018.

•                 Reiterating 2018 Expense Guidance:

•                 R&D expense is expected to be in the range of $46 - $50 million ($40 — $44 million on a non-GAAP basis)

•                 SG&A expense is expected to be in the range of $61 - $64 million ($44 — $47 million on a non-GAAP basis)

“We expect multiple catalysts to drive growth and build long-term value at Eagle. This includes expanding our existing bendamustine and RYANODEX portfolios by taking advantage of product and label expansion opportunities, as well as protecting the franchises with our robust patent estate and exclusivity. We believe that advancing several of our late-stage opportunities targeting attractive new markets will open additional paths for growth and profitability for years to come,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

“We have decided to launch our tentatively approved bendamustine hydrochloride 500ml solution, subject to receipt of final approval from the FDA, which we have recently requested.  We believe that we are uniquely positioned to fill a need with the segment of the population that requires an alternative to TREANDA®, but at a lower price point to BENDEKA.  Over time, this would provide us with more control over our revenue growth and allow us to better manage our business. We continue to believe BENDEKA is a tremendous product with many patient and caregiver benefits.  Teva is doing a very good job for us and we are pleased with their accomplishments.  We view the launch of a “big bag” formulation as complementary, enabling us to provide additional value to a cost-conscious segment of the market, while at the same time allowing Eagle to increase profitability,” added Tarriff.

“We also look forward to advancing RYANODEX for EHS with another clinical study at the Hajj in August of this year, adding to the positive data we have already collected. Our fulvestrant study is now fully underway with results anticipated later this year. In addition, with what we believe is a first-to-file ANDA submission for vasopressin accepted for filing, as well as our progress on a second ANDA product, we are excited about these added opportunities to create value for patients and shareholders,” concluded Tarriff.

First Quarter 2018 Financial Results

Total revenue for the three months ended March 31, 2018 was $46.6 million, as compared to $76.8 million for the three months ended March 31, 2017 (which included a $25 million milestone payment from Teva).  A summary of total revenue is outlined below:

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Revenue (in thousands):
Product sales	$10,838	$15,286
Royalty revenue	35,788	36,507
License and other income	—	25,000
Total revenue	46,626	76,793

Gross margin was 75% in the first quarter of 2018, as compared to 77% in the first quarter of 2017.

Research and development expenses increased to $17.3 million for the first quarter of 2018, compared to $7.5 million in the first quarter of 2017, largely due to external clinical costs associated with the fulvestrant clinical study, which completed randomization of 600 subjects during the first quarter of 2018. Excluding stock-based compensation and other non-cash and non-recurring items, R&D expense during the first quarter of 2018 was $15.0 million.

SG&A expenses decreased to $15.2 million in the first quarter of 2018 compared to $18.6 million in the first quarter of 2017. The decrease was due to the expiration of the Spectrum co-promotion agreement at the end of June 2017, as well as a reduction in marketing expenses.  These reductions were partially offset by the increase in personnel-related expenses associated with the expansion of our sales force during the second quarter of 2017. Excluding stock-based compensation and other non-cash and non-recurring items, first quarter 2018 SG&A expense was $10.5 million.

Net income for the first quarter of 2018 was $2.6 million, or $0.18 per basic and $0.17 per diluted share, compared to net income of $22.9 million, or $1.50 per basic and $1.42 per diluted share in the three months ended March 31, 2017, due to the factors discussed above.

Adjusted Non-GAAP net income for the first quarter of 2018 was $8.2 million, or $0.55 per basic and $0.53 per diluted share, compared to Adjusted Non-GAAP net income of $26.5 million or $1.74 per basic and $1.64 per diluted share in the first quarter of 2017. For a full reconciliation of Adjusted Non-GAAP net income to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Liquidity

As of March 31, 2018, the Company had $95.7 million in cash and cash equivalents and $53.4 million in net accounts receivable, $42 million of which was due from Teva.  The Company had $48.8 million in outstanding debt.

We purchased $7 million of Eagle common stock as part of our expanded $100 million share buyback program. Since August 2016, we have repurchased $88 million of our common stock. During the first quarter of 2018, we paid $15 million in cash to settle the Arsia milestones.

2018 Expense Guidance

2018 R&D expense is expected to be in the range of $46 - $50 million.  This reflects ongoing expenses for (i) the enrollment of fulvestrant and RYANODEX for EHS clinical trials; (ii) API outlays for the fulvestrant and vasopressin programs; and (iii) additional preclinical assays for the RYANODEX nerve agent program. Excluding stock-based compensation and other non-cash and non-recurring items, R&D expense is expected to be in the range of $40 - $44 million.

2018 SG&A expense is expected to be in the range of $61 - $64 million. Excluding stock-based compensation and other non-cash and non-recurring items, SG&A expense is expected to be in the range of $44 - $47 million.

Conference Call

As previously announced, Eagle management will host its first quarter 2018 conference call as follows:

Date	Thursday, May 10, 2018

Time	8:30 A.M. EDT

Toll free (U.S.)	877-876-9176

International	785-424-1667

Webcast (live and replay)	www.eagleus.com, under the “Investor + News” section

A replay of the conference call will be available for one week after the call’s completion by dialing 800-839-3735 (US) or 402-220-2977 (International) and entering conference call ID EGRXQ118. The webcast will be archived for 30 days at the aforementioned URL.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the Company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the Company’s plans for gaining approval of the label expansion of RYANODEX to treat EHS patients and other indications, including the ongoing discussions with the FDA relating thereto, the planned clinical study of RYANODEX for the treatment of EHS at the Hajj, and the outcome of such discussions; the Company’s ability to obtain approval of bendamustine hydrochloride 500ml solution and to implement a launch of such product; the Company’s plans for the development of fulvestrant; the Company’s ability to make progress with vasopressin and to work with the FDA during the ANDA review process; the Company’s ability to advance RYANODEX in the treatment of nerve agent exposure; the Company’s ability to obtain orphan drug exclusivity for BENDEKA; the Company’s ability to deliver value in 2018 and over the long term; and the Company’s timing and ability to repurchase additional shares of the Company’s common stock, if any, under its share repurchase program. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the FDA will ultimately approve RYANODEX for the treatment of EHS and/or other indications; whether the Company can continue to make progress with the development of fulvestrant; whether the FDA will ultimately approve Eagle’s ANDA submission; whether the FDA will grant final approval for bendamustine hydrochloride 500ml solution; whether orphan drug exclusivity is granted for BENDEKA; whether the Company can successfully advance RYANODEX in the treatment of nerve agent exposure; fluctuations in the trading volume and market price of shares of the Company’s common stock, general business and market conditions and management’s determination of alternative needs and uses of the Company’s cash resources, all of which may affect the Company’s long-term performance and the share repurchase program; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successfully perform their respective obligations under the license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforceability of our intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the timing of product launches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; and other factors that are discussed in Eagle’s Annual Report on

Form 10-K for the year ended December  31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) on February 26, 2018 and its other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share from continuing operations attributable to Eagle Pharmaceuticals. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net income from continuing operations excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, changes in contingent purchase price, non-cash interest expense and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP Earnings per Share and Reconciliation of GAAP to Adjusted Non-GAAP EBITDA for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts, and adjusted non-GAAP EBITDA amounts, respectively, for the three-month periods ended March 31, 2018 and 2017.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

— Financial tables follow —

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,670	$114,657
Accounts receivable, net	53,426	53,821
Inventory	6,141	5,118
Prepaid expenses and other current assets	13,583	15,101
Total current assets	168,820	188,697
Property and equipment, net	6,498	6,820
Intangible assets, net	22,652	23,322
Goodwill	39,743	39,743
Deferred tax asset, net	11,477	11,354
Other assets	106	124
Total assets	$249,296	$270,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,353	$11,981
Accrued expenses	13,102	15,391
Current portion of contingent consideration	55	15,055
Current portion of long-term debt	6,250	4,875
Total current liabilities	28,760	47,302
Contingent consideration, less current portion	735	709
Long-term debt, less current portion	41,624	42,905
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 1,500,000 shares authorized and no shares issued or outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 16,166,259 and 16,089,439 issued as of March 31, 2018 and December 31, 2017, respectively	16	16
Additional paid in capital	237,059	233,639
Retained earnings	28,900	26,284
Treasury stock, at cost, 1,365,386 and 1,241,695 shares as of March 31, 2018 and December 31, 2017, respectively	(87,798)	(80,795)
Total stockholders’ equity	178,177	179,144
Total liabilities and stockholders’ equity	$249,296	$270,060

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Product sales	$10,838	$15,286
Royalty revenue	35,788	36,507
License and other income		25,000
Total revenue	46,626	76,793
Operating expenses:
Cost of product sales	7,223	10,765
Cost of royalty revenue	4,585	7,229
Research and development	17,320	7,525
Selling, general and administrative	15,193	18,578
Total operating expenses	44,321	44,097
Income from operations	2,305	32,696
Interest income	27	3
Interest expense	(675)	(27)
Total other (expense) income	(648)	(24)
Income before income tax benefit (provision)	1,657	32,672
Income tax benefit (provision)	959	(9,748)
Net income	$2,616	$22,924
Earnings per share attributable to common stockholders:
Basic	$0.18	$1.50
Diluted	$0.17	$1.42
Weighted average number of common shares outstanding:
Basic	14,819,530	15,257,892
Diluted	15,478,335	16,165,361

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$2,616	$22,924
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income taxes	(123)	4,212
Depreciation expense	341	196
Amortization of intangible assets	670	712
Stock-based compensation	5,305	4,193
Change in fair value of contingent consideration	27	426
Amortization of debt issuance costs	94	—
Interest expense	—	27
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	395	(42,548)
Increase in inventories	(1,023)	(276)
Decrease in prepaid expenses and other current assets	1,518	3,252
Decrease (increase) in other assets	18	(27)
(Decrease) increase in accounts payable	(2,628)	4,311
Decrease in accrued expenses and other liabilities	(2,289)	(9,838)
Net cash provided by (used in) operating activities	4,921	(12,436)
Cash flows from investing activities:
Purchase of property and equipment	(19)	(676)
Net cash used in investing activities	(19)	(676)
Cash flows from financing activities:
Proceeds from common stock option exercise	1,166	2,137
Payment of employee withholding tax net option exercise	(3,051)	—
Payment of debt financing costs	—	(482)
Payment of contingent consideration	(15,001)	—
Repurchases of common stock	(7,003)	(13,653)
Net cash used in financing activities	(23,889)	(11,998)
Net decrease in cash	(18,987)	(25,110)
Cash and cash equivalents at beginning of period	114,657	52,820
Cash and cash equivalents at end of period	$95,670	$27,710
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$96	—
Interest	368	—

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND

ADJUSTED NON-GAAP EARNINGS PER SHARE

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	2017

Net income from operations - GAAP	$2,616	$22,924

Before tax adjustments:
Cost of product revenues:
Amortization of acquired intangible assets (1)	265	306
Research and development:
Share-based compensation expense	1,260	1,061
Depreciation	169	—
Expense of acquired in-process research & development	600	—
Severance	255	—
Selling, general and administrative:
Share-based compensation expense	4,045	3,132
Amortization of acquired intangible assets (2)	405	405
Depreciation	172	196
Other:
Non-cash interest expense	94	27
Changes in fair value of contingent consideration (3)	27	426

Tax adjustments (4)	(1,727)	(1,942)

Adjusted Non-GAAP net income	$8,181	$26,535

Adjusted Non-GAAP earnings per share
Basic	$0.55	$1.74
Diluted	$0.53	$1.64
Weighted number of common shares outstanding:
Basic	14,819,530	15,257,892
Diluted	15,478,335	16,165,361

Explanation of Adjustments:

(1)           Amortization of intangible assets for Ryanodex and Docetaxel

(2)           Amortization of intangible assets for Eagle Biologics

(3)           Changes in the fair value of contingent consideration (Docetaxel)

(4)           Reflects the estimated tax effect of the pretax adjustments

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017

Net income from operations - GAAP	$2,616	$22,924

Add back:
Interest expense (income), net	648	24
Income tax benefit (provision)	(959)	9,748
Depreciation and amortization	1,011	907

Add back:
Stock-based compensation	5,305	4,193
Changes in fair value of contingent consideration	27	426
Expense of acquired in-process research & development	600	—
Severance	255	—
Adjusted Non-GAAP EBITDA	$9,503	$38,222